INVESTMENT SUB-ADVISORY AGREEMENT
CONSTELLATION FUNDS

	AGREEMENT made this 7th day of May, 2004, between Constellation Investment Management Company,
LP the Adviser and Clover Capital Management, Inc.
the Sub-Adviser.

	WHEREAS, Constellation Funds, a Massachusetts business trust the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended the 1940
Act; and

	WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated March 4, 2004 the Advisory Agreement with the Trust, pursuant to which the Adviser will act as investment adviser to each series of the Trust set forth on Schedule A of this Agreement each a Fund and collectively the Funds; and

	WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Funds, and the Sub-Adviser is willing to render such investment advisory services.

	NOW, THEREFORE, the parties hereto agree as follows:

1.	Duties of the Sub-Adviser.  Subject to
supervision by the Adviser and the Trusts
Board of Trustees, the Sub-Adviser shall manage those assets of a Fund that the Adviser determines to allocate to the Sub-Adviser the Allocated Assets, including the purchase, retention and disposition of the Allocated
Assets, in accordance with each Funds
investment objectives, policies and
restrictions as stated in the Funds
prospectus and statement of additional
information, as currently in effect and as amended or supplemented from time to time referred to collectively as the Prospectus, and subject to the following:

		a	The Sub-Adviser shall, in consultation
with and subject to the direction of the Adviser,
		determine from time to time what
Allocated Assets will be purchased,
retained or sold by the Fund, and what
portion of the Allocated Assets will be
invested or held uninvested in cash.

		b	In the performance of its duties and
obligations under this Agreement, the
Sub-Adviser shall act in conformity with the Trusts Declaration of Trust as defined herein and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940
Act, the Internal Revenue Code of 1986,
and all other applicable federal and
state laws and regulations, as each is
amended from time to time.



		c	The Sub-Adviser shall determine the
Allocated Assets to be purchased or sold by the Fund as provided in subparagraph a and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in each Funds
Registration Statement as defined
herein and Prospectus or as the Board
of Trustees or the Adviser may direct
from time to time, in conformity with
federal securities laws.  In executing
Fund transactions and selecting brokers
or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available.
In assessing the best overall terms
available for any transaction, the Sub-
Adviser shall consider all factors that
it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided as those terms are defined in Section 28e of the Securities Exchange Act of 1934.
Consistent with any guidelines
established by the Board of Trustees of
the Trust, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a fund transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or terms of the overall responsibilities of the Sub-
Adviser to the Fund.  In addition, the
Sub-Adviser is authorized to allocate
purchase and sale orders for securities
to brokers or dealers including brokers
and dealers that are affiliated with the Adviser, Sub-Adviser or the Trusts principal underwriter to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will a Funds
Allocated Assets be purchased from or
sold to the Adviser, Sub-Adviser, the
Trusts principal underwriter, or any
affiliated person of either the Trust,
Adviser, the Sub-Adviser or the
principal underwriter, acting as
principal in the transaction, except to
the extent permitted by the Securities
and Exchange Commission SEC and the
1940 Act.

		d	The Sub-Adviser shall maintain all books
and records with respect to transactions involving the Allocated Assets required by subparagraphs b5, 6, 7, 9, 10 and 11 and paragraph f of Rule 31a-1
under the 1940 Act.  The Sub-Adviser
shall provide to the Adviser or the
Board of Trustees such periodic and
special reports, balance sheets or
financial information, and such other
information with regard to its affairs
as the Adviser or Board of Trustees may
reasonably request.

	The Sub-Adviser shall keep the books and records relating to the Allocated Assets required to be maintained by the Sub-
Adviser under this Agreement and shall
timely furnish to the Adviser all
information relating to the Sub-
Advisers services under this Agreement
needed by the Adviser to keep the other
books and records of a Fund required by
Rule 31a-1 under the 1940 Act.  The Sub-
Adviser shall also furnish to the
Adviser any other information relating
to the Allocated Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act including the rules adopted thereunder or any exemptive or other relief that the Adviser or the Trust obtains from the SEC. The Sub-
Adviser agrees that all records that it
maintains on behalf of a Fund are
property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Funds request;
provided, however, that the Sub-Adviser
may retain a copy of such records.  In
addition, for the duration of this
Agreement, the Sub-Adviser shall
preserve for the periods prescribed by
Rule 31a-2 under the 1940 Act any such
records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement or, if there is no successor sub-adviser, to the Adviser.

		e	The Sub-Adviser shall provide each
Funds custodian on each business day
with information relating to all
transactions concerning the Funds
Allocated Assets and shall provide the
Adviser with such information upon
request of the Adviser.

		f	The investment management services
provided by the Sub-Adviser under this
Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust.

		g	The Sub-Adviser shall promptly notify
the Adviser of any financial condition
that is likely to impair the Sub-
Advisers ability to fulfill its
commitment under this Agreement.

		h	The Sub-Adviser shall review all proxy
solicitation materials and be
responsible for voting and handling all
proxies in relation to the Allocated
Assets.  The Adviser shall instruct the
custodian and other parties providing
services to the Fund to promptly forward misdirected proxies to the Sub-Adviser.

i	Except as specifically permitted in
writing by the Adviser, or as otherwise
permitted or required to comply with the requirements of the 1940 Act including the rules adopted thereunder, the Sub-
Adviser shall not consult with any other sub-adviser to the Trust or a Fund concerning the purchase, retention or disposition of Fund Allocated Assets.

Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Advisers partners, officers or employees.

2.	Duties of the Adviser.  The Adviser shall
continue to have responsibility for all
services to be provided to each Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Advisers performance of its duties under this Agreement; provided, however, that in connection with its management of the Allocated Assets, nothing herein shall be construed to relieve the Sub-
Adviser of responsibility for compliance with the Trusts Declaration of Trust as defined herein, the Prospectus, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3.	Delivery of Documents.  The Adviser has
furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:

		a	The Trusts Agreement and Declaration of
Trust, as filed with the Secretary of
State of the State of Delaware such
Agreement and Declaration of Trust, as
in effect on the date of this Agreement
and as amended from time to time, herein called the Declaration of Trust;

		b	By-Laws of the Trust such By-Laws, as in
effect on the date of this Agreement and as amended from time to time, are herein called the By-Laws;

		c	Prospectuses of each Fund.

4.	Compensation to the Sub-Adviser.  For the
services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified on Schedule B or Schedule C, as applicable, of this Agreement. The fee will be calculated based on the average monthly market value of the Allocated Assets under the Sub-Adviser s management and will be paid to the Sub-Adviser monthly. Except as may otherwise be prohibited by law or regulation including any then current SEC staff interpretation, the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

5.	Indemnification.  The Sub-Adviser shall
indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages including reasonable attorneys fees and other related expenses howsoever arising from or in connection with the performance of the Sub-Adviser s obligations under this Agreement; provided, however, that the Sub-Adviser s obligation under this Section 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Advisers own, or any other sub-advisers, willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

6.	Duration and Termination.  This Agreement
shall become effective upon its approval by the Trusts Board of Trustees and by the vote of a majority of the outstanding voting securities of each Fund. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act;
provided, however, that this Agreement may be terminated with respect to a Fund a by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, b by the Adviser at any time, without the payment of any penalty, on not more than 60 days nor less than 30 days written notice to the Sub-Adviser, or c by the Sub-Adviser at any time, without the payment of any penalty, on 90 days written notice to the Adviser.
This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisers agreement with the Trust. As used in this Section 6, the terms assignment and vote of a majority of the outstanding voting securities shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7.	Governing Law.  This Agreement shall be
governed by the internal laws of the
Commonwealth of Pennsylvania, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940
Act.

8.	Severability.  Should any part of this
Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

9.	Notice.  Any notice, advice or report to be
given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:
Constellation Investment
Management Company, LP
1205 Westlakes Drive, Suite 280
Berwyn, Pennsylvania 19312
Attn: John H. Grady

To the Sub-Adviser at:
Clover Capital Management, Inc.
400 Meridian Center, Suite 200
Rochester, NY 14618
Attn:  Chief Counsel

10.	Entire Agreement.  This Agreement embodies the
entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreements subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

	A copy of the Declaration of Trust is on file with the Secretary of State of the State of Delaware, and notice is hereby given that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Fund or the Trust.

	Where the effect of a requirement of the 1940
Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

Clover Capital Management, Inc.
Constellation Investment Management
Company, LP

By: ______________________

By: _____________________
Name: ____________________
Name: ___________________

Title: ___________

Title: ___________




Schedule A
to the
Investment Sub-Advisory Agreement

As Amended March 1, 2005

Listing of Funds

Name of Fund
Date Added
Constellation Clover Large Cap Value
F
u
n
d
May 7, 2004
Constellation Clover Core Value Fund
May 7, 2004
Constellation Clover Small Cap Value
F
u
n
d
May 7, 2004
Constellation Clover Core Fixed
I
n
c
o
m
e

F
u
n
d
May 7, 2004
Constellation Clover Income Plus
F
u
n
d
March 1, 2005



Schedule B
to the
Investment Sub-Advisory Agreement

June 24, 2005

For Funds with Performance Adjustments

This Schedule B shall apply to each of the Funds identified on Schedule B-1 hereto.

	a	General. The Adviser shall pay to the
Sub-Adviser, as compensation for the Sub-Advisers services and expenses assumed hereunder, a fee determined with respect to each Fund, which shall be composed of the Basic Fee defined below and a Performance Adjustment defined below to the Basic
Fee based upon the investment performance of a class of shares of the Fund in relation to the investment record of a securities index determined by the Trustees of the Trust to be appropriate over the same period.

	b	Index, Class and Changes to the Class.
The Trustees have initially designated for each Fund the index and class of shares of the Fund identified on Schedule B-1 as the index and class to be used for purposes of determining the Performance
Adjustment referred to herein as the Index and the Class, respectively. From time to time, the Trustees may, by a vote of the Trustees of the Trust voting in person, including a majority of the Trustees who are not parties to this Agreement or interested persons as defined in the 1940 Act of any such parties, determine that a different class of shares of the Trust representing interests in a Fund other than the Class is most appropriate for use in calculating the Performance Adjustment. If a different class of shares the Successor Class is substituted in calculating the Performance
Adjustment the use of a Successor Class of shares for purposes of calculating the Performance
Adjustment shall apply to the entire performance period so long as such Successor Class was outstanding at the beginning of such period. In the event that such Successor Class of shares was not outstanding for all or a portion of the Performance
Period, it may only be used in calculating that portion of the Performance Adjustment attributable to the period during which such Successor Class was outstanding and any prior portion of the Performance
Period shall be calculated using the Successor Class of shares previously designated.

	c	Basic Fee.  The basic fee for a Fund the
Basic Fee for any period shall equal: i the average net asset value of the Funds assets allocated to the Sub-Adviser, multiplied by ii the annual rate identified for such Fund on Schedule B-1 hereto, multiplied by iii a fraction, the numerator of which is the number of calendar days in the payment period and the denominator of which is 365
366 in leap years.

 	d	Performance Adjustment.  The amount of
the performance adjustment the Performance
Adjustment shall equal: i the average net assets of the Fund over the Performance Period as defined below, multiplied by ii the Adjustment Rate as defined below, multiplied by iii a fraction, the numerator of which shall be the number of days in the last month of the Performance Period and the denominator of which shall be 365 366 in leap years. The resulting dollar figure will be added to or subtracted from the Basic Fee depending on whether the Fund experienced better or worse performance than the Index.

	e	Adjustment Rate.  The adjustment rate
the Adjustment Rate shall be as set forth in Schedule B-2 for each Fund, provided, however, that the Performance Adjustment may be further adjusted to the extent necessary to insure that the total adjustment to the Basic Fee on an annualized basis does not exceed the maximum Performance Adjustment identified for such Fund in Schedule B-2.

	f	Performance Period.  The performance
period the Performance Period shall commence on the first day of the month next occurring after this Agreement becomes effective with respect to the Fund the Commencement Date, provided, however, that if this Agreement should become effective on the first day of a month with respect to a Fund, then the Commencement Date shall be the first day of such month. The Performance Period shall consist of a rolling 12-month period that includes the most current month for which performance is available plus the previous 11 months following the commencement of Fund operations under this Agreement. No Performance Adjustment shall be made with respect to any period that is less than 12 months.

	g	Measurement Calculation.  The Funds
investment performance will be measured by comparing the i opening net asset value of one share of the Class of the Fund on the first business day of the Performance Period with ii the closing net asset value of one share of the Class of the Fund as of the last business day of such period. In computing the investment performance of the Fund and the investment record of the Index, distributions of realized capital gains, the value of capital gains taxes per share paid or payable undistributed realized long-term capital gains accumulated to the end of such period and dividends paid out of investment income on the part of the Fund, and all cash distributions of the companies whose securities comprise the Index, will be treated as reinvested in accordance with Rule 205-1 or any other applicable rule under the Investment Advisers
Act of 1940, as the same from time to time may be amended.

	h	Payment of Fees.  The sub-advisory fee
payable hereunder shall be computed daily and paid monthly in arrears.

	i	Average Net Assets.  The term average
net assets of a Fund as used herein for any period shall mean the quotient produced by dividing i the sum of the net assets of the Fund, as determined in accordance with procedures established from time to time under the direction of the Board of Trustees of the Trust, for each calendar day of such period, by ii the number of such days.

	j	Termination.  In the event this
Agreement with respect to any Fund is terminated as of a date other than the last day of any month, the Basic Fee shall be computed on the basis of the period ending on the last day on which this Agreement is in effect for such Fund, subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. The amount of any Performance Adjustment to the Basic Fee will be computed on the basis of and applied to the average net assets over the Performance Period ending on the last day on which this Agreement is in effect for such Fund.




Schedule B-1
to the
Investment Sub-Advisory Agreement

As Amended March 1, 2005

Listing of Funds with Performance Adjustments


Name of Fund

Performance Index
Annual Basic
Fee Rate
Constellation Clover Large
Cap Value
     Fund
Russell 1000 Value Index
0.37%
Constellation Clover Core
Value
     Fund
Russell 3000 Index
0.395%
Constellation Clover Small
Cap Value
     Value Fund
Russell 2000 Value Index
0.50%
Constellation Clover Core
Fixed
     Income Fund
Lehman Brothers Aggregate Bond
Index
0.225%
Constellation Clover Income
Plus Fund
S&P 500 Index
0.60%






Schedule B-2
to the
Investment Sub-Advisory Agreement

As Amended March 1, 2005

Performance Adjustment Rate


Name of Fund  Class

Maximum Rate
Adjustment

Methodology
Constellation Clover
Large Cap
     Value Fund  Class
I Shares
+0.075%
As detailed in Schedule B-3
Constellation Clover
Core Value
     Fund  Class I
Shares
+0.10%
As detailed in Schedule B-3
Constellation Clover
Small Cap
     Value Fund  Class
I Shares
+0.1125%
As detailed in Schedule B-3
Constellation Clover
Core Fixed
     Income Fund  Class
I Shares
+0.06%
As detailed in Schedule B-3
Constellation Clover
Income Plus Fund  Class
II Shares
+-0.075%
As detailed in Schedule B-3



Schedule B-3
to the
Investment Sub-Advisory Agreement

As Amended March 1, 2005

Methodology for Performance Adjustment Rate

The tables below describes the applicable sub-advisory fees that the Sub-Adviser would receive based on each Funds performance as compared to its benchmark index over a given performance period:

1.  Constellation Clover Large Cap Value Fund.


If the Fund:
The Base
Fee
Increase
s by:


If the Fund:
The Base
Fee
Decrease
s by:





Outperforms the Index by
5.01% or more
+ 0.075%

Underperforms the Index by
5.01% or more
0.075%
Outperforms the Index by
4.01% to 5.00%
+
0.05625%

Underperforms the Index by
4.01% to 5.00%

0.05625%
Outperforms the Index by
3.01% to 4.00%
+
0.0375%

Underperforms the Index by
3.01% to 4.00%

0.0375%
Outperforms the Index by
2.01% to 3.00%
+
0.01875%

Underperforms the Index by
2.01% to 3.00%

0.01875%
Outperforms the Index by
2.00% or less
 0.00%

Underperforms the Index by
2.00% or less
0.00%


2.  Constellation Clover Core Value Fund.


If the Fund:
The Base
Fee
Increase
s by:


If the Fund:
The Base
Fee
Decrease
s by:





Outperforms the Index by
5.01% or more
+ 0.10%

Underperforms the Index by
5.01% or more
0.10%
Outperforms the Index by
4.01% to 5.00%
+ 0.075%

Underperforms the Index by
4.01% to 5.00%
0.075%
Outperforms the Index by
3.01% to 4.00%
+ 0.050%

Underperforms the Index by
3.01% to 4.00%
0.050%
Outperforms the Index by
2.01% to 3.00%
+ 0.025%

Underperforms the Index by
2.01% to 3.00%
0.025%
Outperforms the Index by
2.00% or less
 0.00%

Underperforms the Index by
2.00% or less
0.00%


3.  Constellation Clover Small Cap Value Fund.


If the Fund:
The Base
Fee
Increase
s by:


If the Fund:
The Base
Fee
Decrease
s by:





Outperforms the Index by
5.01% or more
+
0.1125%

Underperforms the Index by
5.01% or more

0.1125%
Outperforms the Index by
4.01% to 5.00%
+
0.084375
%

Underperforms the Index by
4.01% to 5.00%

0.084375
%
Outperforms the Index by
3.01% to 4.00%
+
0.05625%

Underperforms the Index by
3.01% to 4.00%

0.05625%
Outperforms the Index by
2.01% to 3.00%
+
0.028125
%

Underperforms the Index by
2.01% to 3.00%

0.028125
%
Outperforms the Index by
2.00% or less
 0.00%

Underperforms the Index by
2.00% or less
0.00%


4.  Constellation Clover Core Fixed Income Fund.


If the Fund:
The Base
Fee
Increase
s by:


If the Fund:
The Base
Fee
Decrease
s by:





Outperforms the Index by
5.01% or more
+ 0.060%

Underperforms the Index by
5.01% or more
0.060%
Outperforms the Index by
4.01% to 5.00%
+ 0.045%

Underperforms the Index by
4.01% to 5.00%
0.045%
Outperforms the Index by
3.01% to 4.00%
+ 0.030%

Underperforms the Index by
3.01% to 4.00%
0.030%
Outperforms the Index by
2.01% to 3.00%
+ 0.015%

Underperforms the Index by
2.01% to 3.00%
0.015%
Outperforms the Index by
2.00% or less
 0.00%

Underperforms the Index by
2.00% or less
0.00%


5.  Constellation Clover Income Plus Fund.


If the Fund:
The Base
Fee
Increase
s by:


If the Fund:
The Base
Fee
Decrease
s by:





Outperforms the Index by
5.01% or more
+ 0.075%

Underperforms the Index by
5.01% or more
0.075%
Outperforms the Index by
4.01% to 5.00%
+
0.05625%

Underperforms the Index by
4.01% to 5.00%

0.05625%
Outperforms the Index by
3.01% to 4.00%
+
0.0375%

Underperforms the Index by
3.01% to 4.00%

0.0375%
Outperforms the Index by
2.01% to 3.00%
+
0.01875%

Underperforms the Index by
2.01% to 3.00%

0.01875%
Outperforms the Index by
2.00% or less
 0.00%

Underperforms the Index by
2.00% or less
0.00%


Schedule C
to the
Investment Sub-Advisory Agreement

For Funds With No Performance Adjustment

This Schedule C shall apply to each of the Funds identified on Schedule C-1 hereto.

	a	The Adviser shall pay to the Sub-Adviser
a fee for each Fund calculated daily and payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in Schedule C-1 hereto.

	b	The average net assets of the Fund for
any month shall be equal to the quotient produced by dividing i the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by ii the number of such days.






Schedule C-1
to the
Investment Sub-Advisory Agreement

Listing of Funds and Fee Rates


Name of Fund

None












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